SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2010, the Compensation Committee of the Board of Directors of IBERIABANK Corporation (the “Company”) approved restricted stock awards under the 2010 Stock Incentive Plan to the following named executive officers:

Name	Restricted Stock Award (Shares)	Grant Date Fair Value
Daryl G. Byrd	9,110	$547,500
Anthony J. Restel	2,496	$150,000
Michael J. Brown	3,494	$210,000
John R. Davis	2,704	$162,500
Jefferson G. Parker	2,829	$170,000

The value of the shares on the date of the awards was $60.10 per share. The restricted stock awards will vest equally over a five-year period commencing with the first anniversary of the date of the awards. The restricted stock awards are subject to other terms and conditions of the 2010 Stock Incentive Plan, as amended, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 18, 2010 (filed on January 19, 2010), and the Restricted Stock Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

On May 4, 2010, the Compensation Committee granted stock options to the following named executive officers:

Name	Number of Shares Underlying Options	Exercise Price of Option Awards
Daryl G. Byrd	29,964	$60.10
Anthony J. Restel	8,209	$60.10
Michael J. Brown	11,493	$60.10
John R. Davis	8,893	$60.10
Jefferson G. Parker	9,304	$60.10

The stock options vest over five years in equal increments on the anniversary date of the grant. The stock options are subject to other terms and conditions of the 2010 Stock Incentive Plan, as amended, and the Stock Option Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

On May 4, 2010, the Compensation Committee approved restricted stock awards to non-employee directors of the Company as follows:

Name	Restricted Stock Award (Shares)	Grant Date Fair Value
William H. Fenstermaker	1,000	$60,100
E. Steward Shea III	1,000	$60,100
Elaine D. Abell	1,000	$60,100
Harry V. Barton, Jr.	1,000	$60,100
Ernest P. Breaux, Jr.	1,000	$60,100
John N. Casbon	1,000	$60,100
O. Miles Pollard, Jr.	1,000	$60,100
David H. Welch	1,000	$60,100

The restricted stock awards will vest equally over a three-year period commencing with the first anniversary date of the awards. The restricted stock awards are subject to other terms and conditions of the 2010 Stock Incentive Plan and the Restricted Stock Award Agreement.

In order to minimize the dilutive impact on existing shareholders of grants of equity-based awards, the Board of Directors has committed that, with respect to shares of common stock reserved for issuance under the 2010 Stock Incentive Plan, the average burn rate of equity awards will not exceed a three-year average of 2.18% through the Company’s fiscal year ending December 31, 2012. The burn rate will be recalculated following the end of each fiscal year during this period. For additional information, see the Company’s Current Report on Form 8-K dated January 18, 2010 (filed January 19, 2010).

In addition, on May 4, 2010, the Compensation Committee approved an increase in the fee paid to each non-employee director to $4,167 per month, except for the Chairman who will receive a fee of $5,000 per month. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as our directors.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on May 4, 2010. At the Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years, and the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010 was ratified.

The Judges of Election reported the vote of shareholders at the Annual Meeting as follows:

PROPOSAL 1: Election of Directors

NAME	FOR	WITHHELD
Elaine D. Abell	13,079,024	9,849,537
William H. Fenstermaker	13,962,582	8,965,979
O. Miles Pollard, Jr.	14,077,436	8,851,125

In addition, there were 1,608,220 broker non-votes.

PROPOSAL 2: Ratify Appointment of Ernst & Young LLP

FOR	AGAINST	ABSTAIN
23,765,607	728,649	42,525

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Restricted Stock Award Agreement.

Exhibit 10.2	Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 7, 2010	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

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